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                                                                    EXHIBIT 23.3



Consent of Independent Accountants



     We consent to the incorporation by reference in the registration statement of Alrenco, Inc. on Form S-8 (SEC File No. 333-08915), which became effective on July 26, 1996, of our report dated May 28, 1997, on our audits of the consolidated financial statements of RTO, Inc. and subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 and our report dated January 31, 1997, on our audit of the financial statements of Action TV & Appliance Rental, Inc. as of and for the seven month period ended July 31, 1996, appearing in the registration statement on Form S-4 (SEC File NO. 333-44451) of Alrenco, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the incorporation by reference in the registration statement of Alrenco, Inc. on the aforementioned Form S-8 of our report dated February 26, 1998 on our audits of the supplemental consolidated financial statements of Alrenco, Inc. and subsidiaries, after restatement for the 1998 pooling of interest with RTO, Inc. as described in Note 1 to those financial statements, as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in this Current Report on Form 8-K.


                                          COOPERS & LYBRAND L.L.P.


Spartanburg, South Carolina
March 5, 1998